Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Audited Combined Financial Statements

INDEPENDENT AUDITORS’ REPORT

Shareholder and Member
Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates:

Report on the Financial Statements
We have audited the accompanying combined financial statements of Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates (the “Company”), which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of income, comprehensive income, changes in stockholder’s equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the 2014 financial statements of Renusol GmbH, a wholly owned subsidiary of RBI Solar, Inc., which statements reflect total assets of $5,567,138 as of December 31, 2014, and total revenues of $8,474,414 for the period from acquisition, June 3, 2014, to December 31, 2014. Those statements, which were prepared in accordance with §317 HGB and German generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer (Institute of Public Auditors in Germany) (IDW), were audited by other auditors, whose report has been furnished to us. We have applied audit procedures on the conversion adjustments to the financial statements of Renusol GmbH, which conform those financial statements to accounting principles generally accepted in the United States of America. Our opinion, insofar as it relates to amounts included for Renusol GmbH as of December 31, 2014, and for the period from acquisition, June 3, 2014, to December 31, 2014, prior to these conversion adjustments, is based solely on the report of the other auditors. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

Exhibit 99.2

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, based on our audits and the report of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Combining Information
Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The supplementary information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual companies, and it is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, which insofar as it relates to Renusol GmbH, is based on the report of other auditors, the combining information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

April 10, 2015

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Balance Sheets

December 31, 2014 and 2013

Assets

	2014	2013
Current assets:
Cash and cash equivalents	$5,317,379	5,550,026
Accounts receivable - trade
net of allowance for doubtful accounts	29,937,323	13,345,910
Accounts receivable - affiliates and others	1,310,551	132,113
Note receivable, current - affiliate	116,084	108,635

	36,681,337	19,136,684
Costs and estimated earnings in excess
of billings on uncompleted contracts	6,635,898	4,294,592
Inventory	5,354,535	2,344,155
Prepaid expenses	2,656,561	1,629,648

Total current assets	51,328,331	27,405,079

Property, plant and equipment - at cost	18,030,264	12,689,448
Less accumulated depreciation	9,050,611	5,522,103

Property, plant and equipment, net	8,979,653	7,167,345

Note receivable, long term - affiliate	1,402,826	1,596,636
Other assets	16,969	23,738

Total assets	$61,727,779	36,192,798

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Balance Sheets (Continued)

December 31, 2014 and 2013

Liabilities and Stockholder's Equity
	2014	2013
Current liabilities:
Line of credit	$6,500,000	-
Accounts payable	9,762,350	5,303,728
Accounts payable - affiliates and others	-	11,308
Customer deposits	3,723,238	2,241,493
Accrued liabilities:
Wages, bonuses and sales commissions	3,082,704	1,398,856
Sales, payroll, workers' compensation
and other taxes	1,537,235	281,722
Personal property, real estate taxes and other taxes	1,529,582	486,050
Other	378,683	25,000
Billings in excess of costs and estimated
earnings on uncompleted contracts	16,321,317	15,329,675

Total current liabilities	42,835,109	25,077,832

Long-term liabilities:
Other accrued liabilities	1,405,706	257,370

Stockholder's equity:
Common stock	30,323	30,323
Additional paid in capital	8,221,804	6,815,804
Retained earnings	9,466,414	3,848,001
Accumulated other comprehensive income(loss)	(231,577)	163,468

Total stockholder's equity	17,486,964	10,857,596

Total liabilities and stockholder's equity	$61,727,779	36,192,798

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Income

Years Ended December 31, 2014 and 2013

	2014	2013

Revenues	$163,927,134	88,790,481

Cost of revenues	122,699,307	68,443,887

Gross profit	41,227,827	20,346,594

Selling expenses	11,179,718	6,319,643
Administrative expenses	9,766,606	5,677,870
Discretionary compensation	4,419,624	2,325,560

Income from operations	15,861,879	6,023,521

Other income (expense):
Interest expense	(77,859)	-
Gain (loss) on disposition of equipment	(36,547)	2,713
Other income (Note 14)	931,353	164,290

Total other income from operations	816,947	167,003

Income before taxes from operations	16,678,826	6,190,524

Income tax expense	676,653	86,205

Net income	$16,002,173	6,104,319

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Comprehensive Income

Years Ended December 31, 2014 and 2013

	2014	2013

Net Income	$16,002,173	6,104,319

Other comprehensive income (loss):
Foreign currency translation adjustment	(395,045)	21,268

Comprehensive income	$15,607,128	6,125,587

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Changes in Stockholder's Equity
Years Ended December 31, 2014 and 2013

				Accumulated
		Additional		other
	Common	paid in	Retained	comprehensive
	stock	capital	Earnings	income (loss)	Total
Balance, December 31, 2012	$30,323	3,193,804	3,543,470	142,200	6,909,797

Net income	-	-	6,104,319	-	6,104,319

Capital contributions	-	3,622,000	-	-	3,622,000

Other comprehensive income	-	-	-	21,268	21,268

Dividends	-	-	(5,799,788)	-	(5,799,788)

Balance, December 31, 2013	$30,323	6,815,804	3,848,001	163,468	10,857,596

Net income	-	-	16,002,173	-	16,002,173

Capital contributions	-	1,406,000	-	-	1,406,000

Other comprehensive income	-	-	-	(395,045)	(395,045)

Dividends	-	-	(10,383,760)	-	(10,383,760)

Balance, December 31, 2014	$30,323	8,221,804	9,466,414	(231,577)	17,486,964

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Cash Flows
Years Ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities:
Net income	$16,002,173	6,104,319
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,615,077	968,960
Bad debt expense	204,240	148,206
LIFO reserve	24,364	(35,764)
Inventory obsolescence	245,000	—
(Gain) loss on disposition of equipment	36,547	(2,713)
Gain on bargain purchase (Note 14)	(569,970)	—
Increase (decrease) due to changes in assets
and liabilities, net of acquisition:
Accounts receivable	(15,159,503)	(3,641,265)
Inventory	(1,078,386)	(520,278)
Prepaid expenses and other assets	(652,835)	38,391
Costs and estimated earnings in excess of
billings on uncompleted contracts	(2,341,306)	(1,841,684)
Accounts payable	3,543,366	2,179,471
Billings in excess of costs and estimated
earnings on uncompleted contracts	991,642	1,866,598
Customer deposits	1,481,745	1,093,628
Accrued liabilities	3,192,164	964,007
Proceeds from sale of trading investments	—	5,535,938
Purchases of trading investments	—	(3,968,973)
Net cash provided by operating	7,534,318	8,888,841

Cash flows from investing activities:
Additions to property, plant and equipment	(3,029,703)	(4,380,275)
Proceeds from disposition of equipment	410,944	17,133
Business combination (Note 14)	(2,461,762)	—
Net cash used in investing activities	(5,080,521)	(4,363,142)

Cash flows from financing activities:
Payments received on notes receivable	186,361	104,965
Net change in line of credit	6,500,000	—
Capital contributions	1,406,000	3,622,000
Dividends paid	(10,383,760)	(5,799,788)
Net cash used in financing activities	(2,291,399)	(2,072,823)

Foreign currency translation adjustment	(395,045)	21,268

Net increase (decrease) in cash and cash equivalents	(232,647)	2,474,144

Cash and cash equivalents at beginning of year	5,550,026	3,075,882

Cash and cash equivalents at end of year	$5,317,379	5,550,026
See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Combined Statements of Cash Flows (Continued)
Years Ended December 31, 2014 and 2013

	2014	2013
Supplemental disclosure of cash transactions:
Taxes paid	$168,241	86,205

Interest paid	$77,859	-

See accompanying notes to the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of business
The combined companies (“Company”) design, manufacture, install and maintain greenhouses, garden centers, conservatories, solar panel mounting systems and related products. The Company’s customers include retailers, commercial growers, general contractors, horticultural distributors and institutions. The customers are located globally. The greenhouse segment of the Company accounts for approximately $57 million and $47 million of net sales in 2014 and 2013, respectively. The solar segment of the Company accounts for approximately $107 million and $41 million of net sales in 2014 and 2013, respectively.

Principles of combination
The combined financial statements include the accounts of Rough Brothers Manufacturing, Inc. and subsidiaries, RBI Solar, Inc. and subsidiaries, and Delta T Solutions Inc. All material intercompany accounts and transactions have been eliminated.

Rough Brothers Manufacturing, Inc. (“RBM”) and subsidiaries include the consolidated accounts of Rough Brothers Manufacturing, Inc. and its wholly owned subsidiaries, Rough Brothers, Inc. (“RBI”) and its subsidiary Rough Brothers Construction Inc., and Rough Brothers Asia, LLC and its subsidiary Rough Brothers Greenhouse Manufacturing (Shanghai) Co., Ltd (“RBGM”). All material intercompany accounts and transactions have been eliminated.

RBI Solar, Inc. and subsidiaries include the consolidated accounts of RBI Solar, Inc. and its wholly owned subsidiary RBI International, LLC and its subsidiary RBI Solar KK (Japan), and its wholly owned subsidiary Renusol GmbH (“RSE”) and its subsidiary Renusol America, Inc. (“RSA”), which were acquired June 3, 2014 (Note 14). Accordingly, the accompanying combined financial statements include the consolidated accounts of Renusol GmbH and its subsidiary Renusol America, Inc. and the results of their consolidated operations from the date of acquisition forward. All material intercompany accounts and transactions have been eliminated.

The companies included in the combined financial statements are under common ownership and management.

Cash and cash equivalents
The Company considers all cash instruments with an original maturity of 90 days or less to be cash and cash equivalents. The companies have pooled cash accounts.

Accounts receivable
The Company carries its accounts receivable at invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of collections and current credit conditions. To reduce the credit risk associated with significant accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition. The allowance for doubtful accounts was $217,608 and $225,590 at December 31, 2014 and 2013, respectively.

Accounts receivable included retentions on contracts of $1,928,548 and $1,038,051 at December 31, 2014 and 2013, respectively.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

Revenues and cost recognition
Revenues from contracts are recognized on the percentage-of -completion method, measured by comparing costs incurred to date to estimated total costs to be incurred. This method is used because management considers costs to be the best available measure of progress on these contracts. Revenue on projects of a short term or purchase order nature are recognized as completed.

Contract costs include all direct costs related to contract performance. Selling and administrative expenses are charged to operations as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Because of inherent uncertainties in estimating costs, it is reasonably possible that changes in performance could result in revisions to cost and income, which are recognized in the period when the revisions are determined.

The Company received $500,000 in 2000 for a separately stated extended warranty on a contract which was recorded as deferred revenue and is recognized in income on a straight -line basis over the warranty period. Income recognized in other income on this warranty was $25,000 in 2014 and 2013.

Inventory
Inventory for RBM is stated at the lower of cost or market. Cost for RBM is determined by the last-in, first-out (LIFO) method. If the first-in, first-out (FIFO) method had been used, net income would have been approximately $16,032,000 and $6,069,000 for the years ended December 31, 2014 and 2013, respectively. For companies other than RBM, cost is determined on a first-in, first-out (FIFO) basis.

	2014	2013
Inventory at cost	$3,183,222	2,506,090
LIFO reserve	(421,896)	(397,532)
Total inventory at LIFO	2,761,326	2,108,558
Inventory carried at FIFO	2,593,209	235,597

Total inventory	$5,354,535	2,344,155

The companies in the roof mount solar panel mounting systems division (RSE and RSA) have provided a reserve for obsolescence, slow moving or obsolete parts of approximately $245,000 at December 31, 2014. No reserve for obsolescence, slow moving or obsolete parts has been made for inventory for the year ended December 31, 2013.

Property, plant and equipment
Property, plant and equipment are recorded at cost. Major repairs and betterments are capitalized if it extends the life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives are as follows:

Machinery and equipment	5 to 7 years
Dies	3 years
Transportation equipment	5 years
Office equipment	3 to 10 years

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

Income taxes
Rough Brothers Manufacturing, Inc. along with Delta T Solutions, Inc. and RBI Solar, Inc. have elected to be taxed as an S corporation. In lieu of corporate income taxes, the stockholder of an S corporation is taxed on their proportionate share of the Company’s taxable income. These entities are assessed local taxes at the corporate level.

Rough Brothers, Inc. and its subsidiary Rough Brother Construction, Inc. (C corporations) file a consolidated return. Income tax expense related to these two companies is included in the tax expense. Any deferred tax asset attributable to Chinese income taxes has been fully reserved. Such amount is immaterial to the combined financial statements as a whole.

RBGM is a foreign corporation subject to taxation in China. There were net operating loss carry-forward amounts sufficient not to incur taxes in China. Any deferred tax asset attributable to Chinese income taxes has been fully reserved. Such amount is immaterial to the combined financial statements as a whole. Its income and loss is included in that of the Company for U.S. income tax purposes as a pass-through entity.

RBI Solar, KK a foreign corporation subject to taxation in accordance with the tax provisions of the country of Japan. In accordance with the Japanese tax provisions, income repatriated to the United States is taxable to the parent company only upon receipt of dividends. In 2014 and 2013, it incurred losses for which a deferred tax asset has been recognized, however, it has been fully reserved due to the startup nature of the business. The amount would be immaterial to the combined financial statements as a whole.

Renusol GmbH is a foreign corporation subject to taxation in accordance with the tax provisions of the country of Germany. In accordance with German tax provisions, income repatriated to the United States is taxable to the parent company only upon receipt of dividends. For the period ended December 31, 2014, Renusol GmbH sustained a loss for which any tax effect was immaterial to the combined financial statements.

Renusol America, Inc., a C Corporation, files its income tax return in accordance with Federal income tax provisions of the Internal Revenue Code. Renusol America, Inc. has incurred net operating losses for which a deferred tax asset has been recognized, however, it has been fully reserved due to its current history of tax losses and the uncertainty surrounding its ability to use these losses. The amount would be immaterial to the combined financial statements as a whole.

The Company’s policy, generally, is to make distributions to its stockholder at least sufficient to pay the individual tax liabilities related to their share of the Company’s taxable income.

Uncertain tax positions
Uncertainty in income taxes is accounted for in accordance with accounting principles generally accepted in the United States of America, which clarify the accounting and recognition for income tax positions taken or expected to be taken in the income tax returns. The Company’s income tax filings are subject to audit by various taxing authorities, with open audit periods of 2011–2013. The Company’s policy with regard to interest and penalty is to recognize interest through interest expense and penalties through other expense. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

Foreign currency transactions and translations
The functional currency of the Chinese operations is the Chinese yuan. Gains and losses in translation of the Chinese yuan to U.S. dollars are included as a separate component of stockholder’s equity under accumulated other comprehensive income. Gains and losses due to monetary transactions are recorded in the income statement in the period of the transaction.

The functional currency of the Japanese operations is the Japanese yen. Gains and losses in translation of the Japanese yen to U.S. dollars are included as a separate component of stockholder’s equity under accumulated other comprehensive income. Gains and losses due to monetary transactions are recorded in the income statement in the period of the transaction.

The functional currency of the German operations is the Euro. Gains and losses in translation of the Euro to U.S. Dollars are included as a separate component of stockholder’s equity under accumulated other comprehensive income. Gains and losses due to monetary transactions are recorded in the income statement in the period of the transaction.

Estimates
Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the Unites States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could differ from those estimates.

Shipping and handling costs
The Company’s shipping and handling costs are included in cost of revenues for all periods presented.

Advertising
The Company expenses advertising and marketing costs when the advertisement or event occurs. Advertising expense was $2,255,806 and $1,125,989 in 2014 and 2013, respectively.

Common control leasing arrangements
The Company has decided to early- adopt the provisions of the Accounting Standards Update (“ASU”) 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements and has not consolidated the financial statements of four of the Company’s real estate variable interest entities (5513 Vine, LLC, RBI Temecula Properties, LLC and RBI Techsolve Property, LLC) in the accompanying combined financial statements (Note 13).

Subsequent event
The Company evaluates events and transactions occurring subsequent to the date of the combined financial statements for matters requiring recognition or disclosure in the combined financial statements. The accompanying combined financial statements consider events through April 10, 2015, the date on which the combined financial statements were available to be issued.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

2. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS:

	2014	2013
Cost incurred on uncompleted contracts	$67,086,910	69,998,712
Estimated earnings	11,363,673	11,584,107
	78,450,583	81,582,819
Less billings to date	(88,136,002)	(92,617,902)
	$(9,685,419)	(11,035,083)

Amounts are included in the consolidated balance sheet under the following classifications:

	2014	2013
Costs in excess of billings	$6,635,898	4,294,592
Billings in excess of costs	(16,321,317)	(15,329,675)
	$(9,685,419)	(11,035,083)

The estimated contract revenue, estimated costs and gross profit related to work to be performed on contracts in progress approximated $56 million, $42 million, and $14 million, respectively, at December 31, 2014, and $34 million, $29 million, and $5 million, respectively, at December 31, 2013.

3. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment at December 31, consisted of the following:

	2014	2013
Machinery and equipment	$15,125,961	10,966,828
Dies	512,674	471,283
Transportation equipment	205,244	205,527
Office equipment	2,186,385	1,045,810
	18,030,264	12,689,448
Less accumulated depreciation	(9,050,611)	(5,522,103)
	$8,979,653	7,167,345

4. BANK LINE OF CREDIT:

The Company had access to a line of credit totaling $20,000,000 at December 31, 2014. Availability on the line of credit is subject to a borrowing base formula (limited to $15,000,000 at December 31, 2014). The line bears interest equal to 2.5% in excess of 30 day LIBOR rate (2.75% at December 31, 2014) and matures August 31, 2015. The line is collateralized by all Company tangible and intangible personal property. The Company had $6,500,000 outstanding at December 31, 2014 and no borrowings at December 31, 2013. Borrowings under the line are subject to certain financial covenants. At December 31, 2014, the Company was in compliance with all of its covenants.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

5. PRODUCT WARRANTY COSTS:

The Company accrues estimated future warranty obligations and recognizes income on an extended warranty sold. Accrued warranty costs are included in other accrued liabilities within the combined balance sheets at December 31, 2014 and 2013.

The following table is a reconciliation of these product warranty costs and income recognized:

	2014	2013
Balance at beginning of year	$282,370	307,370
Addition through acquisition (Note 14)	921,231	-
Provision for warranty cost	252,105	-
Warranty revenue recognized	(25,000)	(25,000)
Balance at end of year	$1,430,706	282,370

In addition, the Company provides for warranty contingencies for long-term projects as part of its work in process calculations. Those amounts are included in billings in excess of costs.

6.    STOCKHOLDER’S EQUITY:

			Issued and	Stated
Rough Brothers	Par	Authorized	Outstanding	Value

Manufacturing Inc.	No par	750 Shares	20 Shares	$29,823
RBI Solar, Inc.	No par	1,500 Shares	1,500 Shares	500
Delta T Solutions Inc.	No par	10,000 Shares	1,000 Shares	-
				$30,323

7.    DISCRETIONARY COMPENSATION:

Discretionary compensation consists of profit sharing bonuses and 401(k) matching contributions given to employees.

8.    RETIREMENT PLAN:

The Company has a 401(k) plan for the benefit of all eligible employees. At its discretion, the Company may make several types of contributions to the Plan. Participants may make voluntary contributions to the plan up to the lesser of 90% of compensation (as defined by the plan) or the maximum allowed by the IRS. The Company’s contribution charged to operations was $35,762 and $31,108 in 2014 and 2013, respectively.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

9.    LEASE COMMITMENTS:

The Company leases office and warehouse facilities under various operating leases. Total rent expense was approximately $912,000 and $535,000 in 2014 and 2013, respectively. Included in rent expense for both 2014 and 2013 is $206,512 and 200,644, respectively, for office and warehouse facilities leased from parties related through common control (Notes 10 and 13). Also included in rent expense for 2014 and 2013 is approximately $488,000 and $142,000, respectively, for operating leases for foreign manufacturing facilities.

As of December 31, 2014, future minimum lease payments, including amounts due to related parties, approximate:

2015	$1,409,000
2016	1,013,000
2017	912,000
2018	789,000
2019	765,000
Thereafter	3,827,000
$8,715,000

10. TRANSACTIONS WITH RELATED PARTIES:

ProtekPark, Inc. (ProtekPark)
ProtekPark designed and constructs covered parking structures. The Company had $ 7,113 receivable from and $6,488 payable to ProtekPark as of December 31, 2013. The Company had sales to ProtekPark of $5,417, purchased design services in the amount of 23,882, and received management fees from ProtekPark of $216,000 in 2013. There were no transactions with ProtekPark in 2014.

RBI Series of Fortress Insurance, LLC
RBI Series of Fortress Insurance, LLC is a captive insurance company formed in 2012 and is related to the Company through common ownership. The Company paid insurance premiums of $1,197,758 and $1,199,718 in 2014 and 2013, respectively to RBI Series of Fortress Insurance, LLC. At December 31, 2014 and 2013, the Company has approximately $1.2 million in prepaid insurance.

Real Estate Variable Interest Entities (Note 13)
	2014	2013
Rent paid by the Company to VIE’s	$206,512	200,644
Accounts receivable from VIE’s	638,665	125,000
Accounts payable to VIE’s	(5,195)	(4,820)
Note receivable from VIE’s	1,518,910	1,705,271
Interest income received from VIE’s	80,486	66,400
Operating expenses paid by the Company to VIE’s	-	256,100

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

11. CONCENTRATIONS OF CREDIT RISK:

Cash
The Company has cash balances in a high credit quality financial institution. At times balances in these accounts may exceed the FDIC insurance limits. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $250,000. As of December 31, 2014 the Company had funds on deposit in excess of insured amounts. The Company also has approximately $2,600,000 (in US dollars) in foreign bank accounts as of December 31, 2014. The Company believes it is not exposed to any significant credit risk of loss in cash.

Foreign operations
In 2006, the Company commenced manufacturing operations in China. The Company had assets of approximately $5,394,000 and $3,454,000 located in China at December 31, 2014 and 2013. The Chinese operations had net income of approximately $230,000 and $46,000 in 2014 and 2013, respectively.

In 2013, the Company formed RBI International LLC (an Ohio company) to own a newly created foreign subsidiary, RBI Solar KK, for its operations in Japan. The Company had assets of approximately $2,491,000 and $395,000 at December 31, 2014 and December 31, 2013, respectively. The Japanese operations had a net loss of approximately $772,000 and $303,000 in 2014 and 2013, respectively.

In 2014, the Company purchased Renusol GmbH (Note 14). The Company had assets of approximately $5,567,000 located in Germany at December 31, 2014. The German operations had a net income of approximately $74,000 since the date of acquisition through December 31, 2014.

Major customers
The Company sells to large national chain organizations, corporations and privately held businesses. The Company had one customer that represented 13% of total revenues for the year ended December 31, 2013, and one customer that represented 14% of accounts receivable at December 31, 2013. The loss of this customer could adversely affect the operations of the Company.

12. LITIGATION:

The Company is involved in legal proceedings, claims, and litigation arising in the ordinary course of business. Management considers the possibility of an unfavorable outcome to be remote and it is not possible at the present time to estimate the range of potential loss, if any, which might result from these actions. Therefore, no provision for any liability that may result has been made in the combined financial statements.

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

13. VARIABLE INTEREST ENTITIES:

In accordance with accounting principles generally accepted in the United States of America, management has determined 5513 Vine, LLC, RBI Temecula Properties, LLC, and RBI Techsolve Property, LLC, real estate entities related to the Company through common ownership, are variable interest entities, and the Company is the primary beneficiary. The Company elected to not consolidate the financial position and results of operations of these variable interest entities under ASU 2014-07 in order to more clearly reflect the financial performance and operating results of the Company only. Total assets, liabilities, equities at December 31, 2014 and 2013, and net income (loss) for the years ended December 31, 2014 and 2013 are as follows:

	2014	2013
	Unaudited	Unaudited
5513 Vine, LLC
Total assets	$1,672,089	1,808,088
Total liabilities	1,518,910	1,705,271
Total equities	153,179	102,817
Net income	50,362	43,992

RBI Temecula Properties, LLC
Total assets	$5,110,273	-
Total liabilities	3,941,197	-
Total equities	1,169,076	-
Net loss	(1,193,154)	-

RBI Techsolve Property, LLC
Total assets	$3,531,389	-
Total liabilities	17,579	-
Total equities	3,513,810	-
Net loss	(7,935)	-

Exhibit 99.2

Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
Notes to the Combined Financial Statements
Years Ended December 31, 2014 and 2013

14. BUSINESS COMBINATION

In June 2014 RBI Solar, Inc. acquired all of the outstanding stock of Renusol GMBH, an unrelated third party, for cash of approximately $3,900,000. Renusol GMBH is located in Germany, and has a wholly owned subsidiary, Renusol America in Atlanta, Georgia (collectively “Renusol”). Renusol designs and installs roof mount solar panel mounting systems. The acquisition allows RBI Solar, Inc. to expand its existing offerings to its customers.

A summary of the purchase of Renusol follows:

Current assets	$6,582,517
Long term assets	1,068,858

Total assets	7,651,375

Less liabilities assumed	3,196,696
Gain on purchase of company	569,970

Cash paid	$3,884,709

Included in current assets on the date of acquisition was $1,422,947 in cash, that, when offset with cash paid, resulted in a net cash acquisition price of $2,461,762. The $569,970 gain on purchase is reported as other income in the accompanying 2014 combined statement of income.

Exhibit 99.2

							Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
									Combining Balance Sheet
									December 31, 2014
			Rough Brothers
	Rough	Rough	Greenhouse
Assets	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar	Renusol	Renusol
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	GmbH	America, Inc.	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$1,827,450	(26,455)	944,471	64,904	502,938	920,584	702,139	381,348	-	5,317,379
Accounts receivable - trade
net of allowance for doubtful accounts	—	6,781,771	320,058	193,947	20,470,886	599,447	1,271,343	299,871	-	29,937,323
Accounts receivable - intercompany	4,368,583	1,158,763	—	64,587	1,596,025	—	365,640	—	(7,553,598)	—
Accounts receivable - affiliates and others	733,218	—	176,595	4,868	—	193,371	202,499	—	-	1,310,551
Note receivable, current - affiliate	116,084	—	—	—	—	—	—	—	-	116,084

	7,045,335	7,914,079	1,441,124	328,306	22,569,849	1,713,402	2,541,621	681,219	(7,553,598)	36,681,337

Costs and estimated earnings in excess
of billings on uncompleted contracts	—	1,409,978	2,901,490	169,853	1,812,477	342,100	—	—	—	6,635,898
Inventory	2,761,326	—	85,222	238,899	—	—	1,669,604	599,484	—	5,354,535
Prepaid expenses	888,595	33,991	742,622	966	612,487	31,213	312,537	34,150	—	2,656,561

Total current assets	10,695,256	9,358,048	5,170,458	738,024	24,994,813	2,086,715	4,523,762	1,314,853	(7,553,598)	51,328,331

Property, plant and equipment - at cost	8,555,156	29,272	659,202	54,188	5,001,118	435,076	3,016,651	279,601	—	18,030,264
Less accumulated depreciation	4,970,654	29,272	451,725	46,829	1,174,808	30,656	2,241,621	105,046	—	9,050,611

Property, plant and equipment, net	3,584,502	—	207,477	7,359	3,826,310	404,420	775,030	174,555	—	8,979,653

Investment in subsidiaries	2,047,882	—	—	—	3,088,572	—	268,346	—	(5,404,800)	—
Note receivable, long term - affiliate	1,402,826	—	—	—	—	—	—	—	—	1,402,826
Other assets	1,000	—	15,969	—	—	—	—	—	—	16,969

Total assets	$17,731,466	9,358,048	5,393,904	745,383	31,909,695	2,491,135	5,567,138	1,489,408	(12,958,398)	61,727,779

Exhibit 99.2

							Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
									Combining Balance Sheet (Continued)
									December 31, 2014
			Rough Brothers
	Rough	Rough	Greenhouse
Liabilities and Stockholder's Equity	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar	Renusol	Renusol
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	GmbH	America, Inc.	Eliminations	Consolidated
Current liabilities:
Line of credit	$6,500,000	—	—	—	—	—	—	—	—	6,500,000
Accounts payable	6,345,744	584,347	237,423	192,863	1,384,374	376,454	336,891	304,254	—	9,762,350
Accounts payable - intercompany	1,094,665	152,757	—	391,967	3,952,544	1,582,906	—	378,759	(7,553,598)	—
Customer deposits	—	31,147	3,222,769	2,366	100,764	—	25,270	340,922	—	3,723,238
Accrued liabilities:
Wages, bonuses and sales commissions	969,687	1,090,916	100,011	20,597	467,117	84,386	268,334	81,656	—	3,082,704
Sales, payroll, workers' compensation
and other taxes	158,256	213,855	—	2,079	704,605	230,479	225,576	2,385	—	1,537,235
Personal property, real estate taxes and other taxes	479,877	44,484	—	6,693	952,989	—	45,539	—	—	1,529,582
Other	—	25,000	—	—	—	—	353,683	—	—	378,683
Billings in excess of costs and estimated
earnings on uncompleted contracts	—	6,208,217	443,515	119,680	8,821,136	728,769	—	—	—	16,321,317

Total current liabilities	15,548,229	8,350,723	4,003,718	736,245	16,383,529	3,002,994	1,255,293	1,107,976	(7,553,598)	42,835,109

Long-term liabilities:
Other accrued liabilities	—	191,668	—	—	—	—	1,100,952	113,086	—	1,405,706

Stockholder's equity:
Common stock	29,823	850	—	—	500	16,278	34,102	—	(51,230)	30,323
Additional paid in capital	2,692,304	361,870	2,000,000	50,000	5,479,500	540,550	3,850,607	619,944	(7,372,971)	8,221,804
Retained earnings (deficit)	(538,890)	452,937	(767,775)	(40,862)	10,046,166	(1,075,183)	(277,782)	(351,598)	2,019,401	9,466,414
Accumulated other comprehensive income (loss)	—	—	157,961	—	—	6,496	(396,034)	—	—	(231,577)

Total stockholder's equity	2,183,237	815,657	1,390,186	9,138	15,526,166	(511,859)	3,210,893	268,346	(5,404,800)	17,486,964

Total liabilities and stockholder's equity	$17,731,466	9,358,048	5,393,904	745,383	31,909,695	2,491,135	5,567,138	1,489,408	(12,958,398)	61,727,779

Exhibit 99.2

							Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
									Combining Statement of Income
									Year ended December 31, 2014
			Rough Brothers
	Rough	Rough	Greenhouse
	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar	Renusol	Renusol
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	GmbH	America, Inc.	Eliminations	Consolidated

Revenues	$30,945,982	52,691,381	6,346,289	2,818,843	94,577,256	2,335,989	8,474,414	2,638,252	(36,901,272)	163,927,134

Cost of revenue	22,743,152	46,532,947	5,240,927	2,246,860	72,355,984	2,082,942	5,323,315	1,857,421	(35,684,241)	122,699,307

Gross profit	8,202,830	6,158,434	1,105,362	571,983	22,221,272	253,047	3,151,099	780,831	(1,217,031)	41,227,827

Selling expenses	20,000	416,951	505,568	424,559	5,176,991	849,579	541,158	231,717	3,013,195	11,179,718
Administrative expenses	4,046,535	3,828,459	374,029	135,549	3,440,669	157,698	3,025,761	799,084	(6,041,178)	9,766,606
Discretionary compensation	1,618,367	1,786,566	—	1,500	1,013,191	—	—	—	—	4,419,624

Income from operations	2,517,928	126,458	225,765	10,375	12,590,421	(754,230)	(415,820)	(249,970)	1,810,952	15,861,879

Other income (expense):
Income (loss) from subsidiaries	299,168	—	—	—	(1,050,086)	—	(351,598)	—	1,102,516	—
Interest expense	(71,897)	—	—	(10,343)	—	—	(15,097)	(96,783)	116,261	(77,859)
Gain (loss) on disposition of equipment	500	—	—	—	(32,874)	—	—	(4,173)	—	(36,547)
Other income (expense)	2,142,911	35,876	3,995	5,788	2	(14,782)	684,633	143	(1,927,213)	931,353

Total other income (expense) from operations	2,370,682	35,876	3,995	(4,555)	(1,082,958)	(14,782)	317,938	(100,813)	(708,436)	816,947

Income before taxes from operations	4,888,610	162,334	229,760	5,820	11,507,463	(769,012)	(97,882)	(350,783)	1,102,516	16,678,826

Income tax expense	44,037	92,926	—	360	355,323	3,292	179,900	815	—	676,653

Net income	$4,844,573	69,408	229,760	5,460	11,152,140	(772,304)	(277,782)	(351,598)	1,102,516	16,002,173

Exhibit 99.2

			Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
							Combining Balance Sheet
							December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
Assets	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	Eliminations	Consolidated
Current assets:
Cash and cash equivalents	$(1,504,105)	2,783,608	1,067,179	80,092	2,919,182	204,070	—	5,550,026
Accounts receivable - trade
net of allowance for doubtful accounts	—	7,425,617	—	257,455	5,648,216	14,622	—	13,345,910
Accounts receivable - intercompany	2,226,523	—	—	5,219	131,750	—	(2,363,492)	—
Accounts receivable - affiliates and others	130,734	1,379	189,158	—	—	—	—	132,113
Note receivable, current - affiliate	108,635	—	—	—	—	—	—	108,635

	961,787	10,210,604	1,256,337	342,766	8,699,148	218,692	(2,363,492)	19,136,684

Costs and estimated earnings in excess
of billings on uncompleted contracts	—	1,474,362	1,950,159	98,561	771,510	—	—	4,294,592
Inventory	2,108,558	—	—	235,597	—	—	—	2,344,155
Prepaid expenses	701,302	2,862	18,508	4,521	694,112	19,185	—	1,629,648

Total current assets	3,771,647	11,687,828	3,225,004	681,445	10,164,770	237,877	(2,363,492)	27,405,079

Property, plant and equipment - at cost	7,509,546	29,272	642,328	54,188	4,291,963	162,151	—	12,689,448
Less accumulated depreciation	4,365,622	29,272	436,103	40,962	645,077	5,067	—	5,522,103

Property, plant and equipment, net	3,143,924	—	206,225	13,226	3,646,886	157,084	—	7,167,345

Investment in subsidiaries	1,748,714	—	—	—	253,949	—	(2,002,663)	—
Note receivable, long term - affiliate	1,596,636	—	—	—	—	—	—	1,596,636
Other assets	1,000	—	22,738	—	—	—	—	23,738

Total assets	$10,261,921	11,687,828	3,453,967	694,671	14,065,605	394,961	(4,366,155)	36,192,798

Exhibit 99.2

					Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
							Combining Balance Sheet (Continued)
							December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
Liabilities and Stockholder's Equity	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	Eliminations	Consolidated
Current liabilities:
Accounts payable	$4,337,001	360,009	50,749	196,745	346,280	12,944	—	5,303,728
Accounts payable - intercompany	5,219	1,216,575	—	299,097	710,851	131,750	(2,363,492)	—
Accounts payable - affiliated and others	4,820	—	—	—	6,488	—	—	11,308
Customer deposits	—	313,836	1,920,873	4,086	2,698	—	—	2,241,493
Accrued liabilities:
Wages, bonuses and sales commissions	498,463	567,015	84,016	17,262	216,524	15,576	—	1,398,856
Sales, payroll, workers' compensation
and other taxes	38,068	193,577	—	5,163	44,914	—	—	281,722
Personal property, real estate taxes and other taxes	97,079	140,319	34,696	759	213,197	—	—	486,050
Other	—	25,000	—	—	—	—	—	25,000
Billings in excess of costs and estimated
earnings on uncompleted contracts	—	7,867,878	178,442	167,881	7,115,474	—	—	15,329,675

Total current liabilities	4,980,650	10,684,209	2,268,776	690,993	8,656,426	160,270	(2,363,492)	25,077,832

Long-term liabilities:
Other accrued liabilities	—	257,370	—	—	—	—	—	257,370

Stockholder's equity:
Common stock	29,823	850	—	—	500	16,278	(17,128)	30,323
Additional paid in capital	2,448,304	361,870	2,000,000	50,000	4,317,500	540,550	(2,902,420)	6,815,804
Retained earnings (deficit)	2,803,144	383,529	(997,535)	(46,322)	1,091,179	(302,879)	916,885	3,848,001
Accumulated other comprehensive income (loss)	—	—	182,726	—	—	(19,258)	—	163,468

Total stockholder's equity	5,281,271	746,249	1,185,191	3,678	5,409,179	234,691	(2,002,663)	10,857,596

Total liabilities and stockholder's equity	$10,261,921	11,687,828	3,453,967	694,671	14,065,605	394,961	(4,366,155)	36,192,798

Exhibit 99.2

					Rough Brothers Manufacturing, Inc. and Subsidiaries and Affiliates
						Combining Statement of Income
						Year ended December 31, 2013
			Rough Brothers
	Rough	Rough	Greenhouse
	Brothers	Brothers, Inc.	Manufacturing	Delta T
	Manufacturing,	and	(Shanghai)	Solutions,	RBI	RBI Solar
	Inc.	Subsidiary	Co., Ltd.	Inc.	Solar, Inc.	KK	Eliminations	Consolidated

Revenues	$26,113,157	43,916,432	3,511,669	2,340,545	41,339,342	—	(28,430,664)	88,790,481

Cost of revenue	20,290,066	38,568,417	2,635,685	1,977,765	33,349,854	22,729	(28,400,629)	68,443,887

Gross profit	5,823,091	5,348,015	875,984	362,780	7,989,488	(22,729)	(30,035)	20,346,594

Selling expenses	157,812	3,462,176	436,123	431,543	2,069,967	3,197	(241,175)	6,319,643
Administrative expenses	3,385,387	679,280	395,126	131,719	1,718,471	276,416	(908,529)	5,677,870
Discretionary compensation	828,886	1,095,784	—	1,993	398,897	—	—	2,325,560

Income from operations	1,451,006	110,775	44,735	(202,475)	3,802,153	(302,342)	1,119,669	6,023,521

Other income (expense):
Income from subsidiaries	178,626	—	—	—	(302,879)	—	124,253	—
Interest expense	(9,198)	—	—	(9,503)	—	—	18,701	—
Gain on disposition of equipment	2,713	—	—	—	—	—	—	2,713
Other income	1,379,874	35,214	1,408	2,789	(116,385)	(240)	(1,138,370)	164,290

Total other income from operations	1,552,015	35,214	1,408	(6,714)	(419,264)	(240)	(995,416)	167,003

Income before taxes from operations	3,003,021	145,989	46,143	(209,189)	3,382,889	(302,582)	124,253	6,190,524

Income tax expense	61,306	13,506	—	1,433	9,663	297	—	86,205

Net income	$2,941,715	132,483	46,143	(210,622)	3,373,226	(302,879)	124,253	6,104,319